Exhibit 99.11


(Text of graphs posted to Ashland Inc.'s website APAC's monthly revenue and twelve month rolling average revenue)


                         Lost Time Incident Rates
           (Rate = Lost Time Injuries x 200,000 / Hours Worked)


                             APAC      Industry

                 1995         0.3         4.5
                 1996         0.3         4.1
                 1997         0.3         4.0
                 1998         0.4         3.4
                 1999         0.4         3.8
                 2000         0.4         3.2
                 2001         0.1         4.0
                 2002         0.2         3.9







                          Recordable Incident Rates

                             APAC       Industry

                 1995         6.0         11.9
                 1996         5.8         10.7
                 1997         6.0         10.4
                 1998         6.0         9.6
                 1999         6.0         9.7
                 2000         5.1         9.3
                 2001         4.6         8.9
                 2002         4.3         8.2